                                                                EXHIBIT 1.A.3.b.

                       CANADA LIFE INSURANCE COMPANY OF AMERICA


                           Variable Products Licensing
                             6201 Powers Ferry Road
                             Atlanta, Georgia 30339
                                 (800) 905-1959


                                SELLING AGREEMENT


AGREEMENT by and between Canada Life Insurance Company of America (CLICA), a Michigan Corporation; Canada Life of America Financial Services, Inc. (CLAFS), a registered broker-dealer with the Securities and Exchange Commission under the Securities Act of 1934 (the 1934 Act), and a member of the National Association of Securities Dealers, Inc. (NASD); and

--------------------------------------------------------------------------------
(Selling Broker-Dealer), also a registered broker-dealer and member of the NASD.


                                 I. INTRODUCTION

WHEREAS, CLICA has issued certain variable annuity and variable life contracts, and these Contracts are registered under the Securities Act of 1933 (the 1933
Act) and the Investment Company Act of 1940 (the 1940 Act) (Contracts or Contracts collectively); and

WHEREAS, CLICA has authorized CLAFS as principal underwriter to enter into agreements, subject to the consent of CLICA, with Selling Broker-Dealers for the distribution of the Contracts; and

WHEREAS, Selling Broker-Dealer wishes to participate in the distribution of the Contracts;

NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the parties hereto agree as follows:


                                 II. APPOINTMENT

Subject to the terms and conditions of this Agreement, CLICA and CLAFS hereby appoint Selling Broker-Dealer for the solicitation of applications for the purchase of the Contracts, and Selling Broker-Dealer accepts such appointment.

               III. AUTHORITY AND DUTIES OF SELLING BROKER-DEALER

A.      LICENSING AND APPOINTMENT OF REGISTERED REPRESENTATIVES

Selling Broker-Dealer is authorized to appoint Registered Representatives to solicit sales of the Contracts. Selling Broker-Dealer warrants that all Registered Representatives appointed by Selling Broker-Dealer pursuant to this Agreement shall not solicit nor aid, directly or indirectly, in the solicitation of any application for any Contract until that Registered Representative is fully licensed under the applicable insurance laws and, in connection with securities and insurance regulated Contracts, is a fully Registered Representative of
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Selling Broker-Dealer. Selling Broker-Dealer shall prepare and transmit the appropriate licensing and appointment forms to CLICA. Selling Broker-Dealer shall pay all fees to state insurance regulatory authorities in connection with obtaining necessary licenses and appointments for Registered Representatives. All fees payable to regulatory authorities in connection with the initial CLICA appointment of Registered Representatives who already possess necessary insurance licenses shall be paid by CLICA. Any renewal license fees due after the initial appointment shall be paid by CLICA, if there has been any "production" during the period between the initial appointment and the current renewal, or between the last previous renewal and current renewal; otherwise, renewal fees shall be paid by Selling Broker-Dealer. "Production" is defined as either a new issued Contract or an additional purchase payment on a previously issued Contract. Selling Broker-Dealer shall periodically provide CLICA with a list of all Registered Representatives appointed by Selling Broker-Dealer and the jurisdictions where such Registered Representatives are licensed to solicit sales of the contracts. CLICA shall periodically provide Selling Broker-Dealer with a list which shows: 1) the jurisdictions where CLICA is authorized to do business; and 2) any limitations on the availability of the Contracts in any of such jurisdictions. Selling Broker-Dealer agrees to fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit A in conjunction with the submission of licensing and appointment papers for all applicants as Registered Representatives submitted by Selling Broker-Dealer.


B.      REJECTION OF REGISTERED REPRESENTATIVES

CLAFS or CLICA may, by written notice to Selling Broker-Dealer, refuse to permit any Registered Representative the right to solicit applications for the sale of any of the Contracts, require Selling Broker-Dealer to cause any Registered Representative to cease such solicitations or sales and cancel the appointment of any Registered Representative.


C.      SUPERVISION OF REGISTERED REPRESENTATIVES

Before a Registered Representative is permitted to sell the Contracts, Selling Broker-Dealer and Registered Representative shall have entered into a written agreement pursuant to which: 1) Registered Representative is appointed a Registered Representative of Selling Broker-Dealer; 2) Registered Representative agrees that his or her selling activities relating to securities and insurance regulated contracts shall be under the supervision and control of Selling Broker-Dealer; and 3) that Registered Representative's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer.

Selling Broker-Dealer agrees that it has full responsibility for the training and supervision of all persons, including Registered Representatives, associated with Selling Broker-Dealer who are engaged directly or indirectly in the offer or sale of securities and insurance regulated Contracts. All such persons shall be subject to the control of Selling Broker-Dealer with respect to their securities and insurance regulated activities. Broker-Dealer shall: 1) train and supervise Registered Representatives in all areas of sales practices pertaining to the sale of securities and insurance regulated Contracts, including, but not limited to, ensuring: a) a current prospectus, including all effective supplements, is delivered to all potential contract owners within the allotted time required by law, and b) appropriate review and approval of all correspondence pertaining to the sale of securities and insurance regulated Contracts is conducted; 2) use its best efforts to cause such Registered Representatives to qualify under applicable federal and state laws to engage in the sale of securities and insurance regulated Contracts when required; 3) provide CLICA and CLAFS, to their satisfaction, with evidence of Registered Representatives' qualifications to sell securities and insurance regulated Contracts; and 4) notify CLICA if any of such Registered Representatives ceases to be a Registered Representative of Selling Broker-Dealer. Selling Broker-Dealer agrees that a Registered Representative must be a Registered Representative of Selling Broker-Dealer before engaging in the solicitation of any securities and insurance regulated Contracts and has entered into the written agreement described above. CLICA and CLAFS shall not have any responsibility for the supervision of any Registered Representative or any other employee or affiliate of Selling Broker-Dealer. Copies of confirmation statements pertaining to any activities under the Contracts shall be forwarded to the Registered Representative. No other notice of such activities shall be provided to the Registered Representative. Nothing contained in this Agreement or otherwise shall be deemed to make any Registered Representative appointed by Selling
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Broker-Dealer an employee or agent of CLICA or CLAFS. Selling Broker-Dealer bears responsibility for all acts and omissions of each Registered Representative. If the act or omission of a Registered Representative or any other employee or affiliate of Selling Broker-Dealer is the proximate cause of any claim, damage or liability (including reasonable attorneys' fees) to CLICA or CLAFS, Selling Broker-Dealer shall be responsible and liable therefore.


Selling Dealer shall fully comply with the requirements of the National Association of Securities Dealers, Inc. and of the Securities Exchange Act of 1934 and all other applicable federal and state insurance and securities laws and regulations. Selling Broker-Dealer shall establish such rules and procedures as may be necessary to cause diligent supervision of the securities and insurance activities of the Registered Representatives. Upon request by CLICA or CLAFS, Broker-Dealer shall furnish such records as may be necessary to establish diligent supervision.

Suitability

The selling Broker-Dealer shall ensure that the sale of securities and insurance regulated contracts, including additional premium payment, is suitable for each contract or policyowner. On an annual basis the Broker-Dealer shall certify to CLICA that supervision of Registered Representatives in the area of suitability has been fulfilled. CLICA or CLAFS may request additional documentation to the certification.


D.      NOTICE OF REGISTERED REPRESENTATIVE'S NONCOMPLIANCE

Selling Broker-Dealer shall notify CLAFS in the event a Registered Representative fails or refuses to submit to the supervision of Selling Broker-Dealer in accordance with this Agreement, the agreement between Selling Broker-Dealer and Registered Representative referred to in Section III, or otherwise fails to meet the rules and standards imposed by Selling Broker-Dealers. Selling Broker-Dealer shall also immediately notify such Registered Representative that he or she is no longer authorized to sell the Contracts, and Selling Broker-Dealer shall take whatever additional action may be necessary to terminate the sales activities of such Registered Representative relating to the Contracts.


E.       CONTRACTS

The securities and insurance regulated Contracts issued by CLICA to which this Agreement applies are listed in Schedule I which may be amended from time to time by CLICA. CLICA, in its sole discretion, with prior or concurrent written notice to Selling Broker-Dealer, may suspend distribution of any Contracts. CLICA also has the right to amend any Contracts at any time.


F.      SECURING APPLICATION

Each application for a Contract shall be made on an application form provided or approved by CLICA, and all payments collected by Selling Broker-Dealer or any Registered Representative shall be remitted promptly in full, together with such application form and any other required documentation, directly to CLICA at the address indicated on such application or to such other address as may be designated. Selling Broker-Dealer shall review all such applications for completeness. Check or money order in payment of such Contracts should be made payable to the order of Canada Life Insurance Company of America. All applications are subject to acceptance or rejection by CLICA in its sole discretion.
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G.      RECEIPT OF MONEY

All money payable in connection with any of the Contracts, whether as premium, purchase payment or otherwise and whether paid by or on behalf of any contract owner or anyone else having an interest in the Contracts, is the property of CLICA and shall be transmitted immediately in accordance with the administrative procedures of CLICA without any deduction or offset for any reason including, but not limited to, any deduction or offset for compensation claimed by Selling Broker-Dealer, unless there has been a prior arrangement for net wire transmissions between CLICA and Selling Broker-Dealer.

All money received in connection with any of the Contracts will be considered solicited by the Registered Representatives of Selling Broker-Dealer, unless written notification to the contrary is provided by Selling Broker-Dealer to CLICA. CLICA will provide Selling Broker-Dealer with written confirmation of all such money received.


H.          DELIVERY RECEIPT

Delivery receipts are required for each VARIABLE LIFE POLICY. In each case, the selling Broker-Dealer agrees to obtain a delivery receipt and promptly submit the receipt to CLICA.


I.      SALES PROMOTION, ADVERTISING AND PROSPECTUSES

No sales promotion or advertising circulars or materials, including, but not limited to, sales literature, form letters, illustrations, training materials, speaking or media engagements or presentations, or telephone scripts, relating to any of the Contracts shall be used by Selling Broker-Dealer or any Registered Representatives unless the specific item has been approved in writing by CLAFS and CLICA prior to use. Selling Broker-Dealer shall be provided, without any expense to Selling Broker-Dealer, with prospectuses and other material determined to be necessary for use relating to securities and insurance regulated Contracts.


                                IV. COMPENSATION


A.      COMMISSIONS AND FEES

Commissions and fees payable to Selling Broker Dealer in connection with the securities and insurance regulated Contracts shall be paid on behalf of CLAFS by CLICA to Selling Broker-Dealer, or as otherwise directed or required by law. Selling Broker-Dealer shall pay Registered Representative. CLAFS will provide Selling Broker-Dealer with a copy of CLICA's current Schedule I. Unless otherwise provided in Schedule I, commissions will be paid as a percentage of premiums or purchase payments (collectively, Payments) received in cash or other legal tender and accepted by CLICA on applications obtained by the various Registered Representatives appointed by Selling Broker-Dealer hereunder. Upon termination of this Agreement, all compensation to the Selling Broker-Dealer hereunder shall cease. However, Selling Broker-Dealer shall be entitled to receive compensation for all new and additional premium payments which are in process at the time of termination, and shall continue to be liable for any chargebacks pursuant to the provisions of said Contracts, Commissions and Fee Schedule, or for any other amounts advanced by or otherwise due CLAFS or CLICA hereunder.


B.      TIME OF PAYMENT

CLICA will pay any commissions due Selling Broker-Dealer hereunder no later than within fifteen (15) days after the end of the calendar month in which Payments upon which such commission is based are accepted by CLICA. Any commission payable by CLICA based upon Account Value (defined as the sum of the Variable Account Value and the Fixed Account Value) will be paid on or about the date of the policy anniversary.

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C.      AMENDMENT OF SCHEDULES

CLAFS and CLICA may, upon at least ten (10 ) days prior written notice to Selling Broker-Dealer, change the Contracts, Commissions and Fee Schedule by written amendment of such Schedule. Any such change shall apply to compensation due on applications received by CLICA after the effective date of such notice.


D.      PROHIBITION AGAINST REBATES

CLAFS or CLICA may terminate this Agreement if Selling Broker-Dealer or any Registered Representative of Selling Broker-Dealer rebates, offers to rebate or withholds any part of any Payments on the Contracts. If Selling Broker-Dealer or any Registered Representative of Selling Broker-Dealer at any time induces or endeavors to induce any owner of any Contract issued hereunder to discontinue payments or to relinquish any such Contract, except under circumstances where there is reasonable grounds for believing the Contract is not suitable for such person, any and all compensation due Selling Broker-Dealer hereunder shall cease and terminate.


E.      INDEBTEDNESS AND RIGHT OF SET OFF

Nothing contained in this Agreement shall be construed as giving Selling Broker-Dealer the right to issue any indebtedness on behalf of CLICA or CLAFS. Selling Broker Dealer hereby authorizes CLICA as agent of CLAFS to set off liabilities of Selling Broker-Dealer to CLICA or CLAFS against any and all amounts otherwise payable to Selling Broker-Dealer.


                              V. GENERAL PROVISIONS


A.      WAIVER

Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed to be, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.


B.      LIMITATIONS

No party other than CLICA shall have the authority to: 1) accept risks of any kind; 2) make, alter, or discharge any Contract issued by CLICA; 3) waive any forfeiture or extend the time of making any Payments; or 4) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of CLICA. No party other than CLAFS shall have the authority to: 1) alter the forms or substitute other forms in place of those prescribed by CLAFS; or 2) enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of CLAFS.


C.      FIDELITY BOND AND OTHER LIABILITY COVERAGE

Selling Broker-Dealer hereby assigns any proceeds received from a fidelity bonding company, error and omissions or other liability coverage to CLICA or CLAFS, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, Selling Broker-Dealer shall promptly pay such amount on demand. Selling Broker-Dealer hereby indemnifies and holds harmless CLICA and CLAFS from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

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D.      BINDING EFFECT

This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns provided that Selling Broker-Dealer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of CLICA and CLAFS.


E.      REGULATIONS

All parties agree to observe and comply with the existing laws and rules and regulations of applicable local, state, and federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted. Selling Broker-Dealer shall promptly furnish to CLICA and CLAFS or their agent, any reports and information which the other party may reasonably request for the purpose of meeting their reporting and recordkeeping requirements under the insurance laws of any state, and under federal and state securities laws and rules of the NASD.


F.      INDEMNIFICATION

1) CLAFS agrees to indemnify and hold harmless Selling Broker-Dealer, its officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulations, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the registration statement for the Contracts or any prospectus included as a part thereof, as from time to time amended and supplemented.

2) Selling Broker-Dealer agrees to indemnify and hold harmless CLAFS and CLICA, their affiliates and their officers, directors, and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof arise out of or are based upon: a) any oral or written misrepresentation by Selling Broker-Dealer or its Registered Representatives, officers, directors, employees or agents, unless such misrepresentation is contained in the registration statement for the Contracts or Fund shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by CLICA and CLAFS pursuant to Section III, Paragraph H, of this Agreement, or b) the failure of Selling Broker-Dealer or its Registered Representatives, officers, directors, employees or agents to comply with any applicable provisions of this Agreement.

3) If a Contract is not delivered to the Contract owner within 10 days of its receipt by the Broker-Dealer and if after delivery the owner returns the Contract to the Insurance Company and receives a full refund of all payments made, in any situation where the failure to deliver in a timely manner was due to the inaction or negligence of the Broker-Dealer or a Registered Representative, the difference between the payments refunded and the cash value of the Contract on the date the Contract is received by the Insurance Company at its Principal Office shall be reimbursed to the Insurance Company by the Broker-Dealer in any case where the cash value is less than the payments refunded. Any such reimbursement shall be paid to the affected Insurance Company within 30 days of receipt of a written request for payment.


G.      NOTICES

All notices or communications shall be sent to the address shown in this Agreement or to such other address as the party may request, by giving written notice to the other parties.

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


H.      GOVERNING LAW

This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.


I.      AMENDMENT OF AGREEMENT

CLICA reserves the right to amend this Agreement in writing at any time. The submission of an application for the Contracts by Selling Broker-Dealer five (5) or more business days after notice of any such amendment has been sent to the other parties shall constitute agreement to such amendment.


J.      COMPLAINTS AND INVESTIGATIONS

Selling Broker-Dealer, CLICA and CLAFS agree to cooperate fully in the event of any regulatory investigation, inquiry or proceeding, judicial proceeding or customer complaint involving the Contracts. In furtherance of the foregoing: 1) each party will notify all other parties of any such investigation, inquiry, proceeding or complaint involving the Contracts or affecting the ability of a party to perform pursuant to this Agreement within ten (10) days of obtaining knowledge of the same; and 2) in the case of a customer complaint, the involved parties will consult with each other prior to sending any written response with respect to such complaint.


K.      TERMINATION

This Agreement may be terminated, without cause, by any party upon thirty (30) days prior written notice; and may be terminated, for cause, by any party immediately; and shall be terminated if CLAFS or Selling Broker-Dealer shall cease to be a registered broker-dealer under the Securities Exchange Act of 1934 and/or a member of the NASD.


L.      ADDRESS FOR NOTICES

Address for Canada Life Insurance Company of America and Canada Life of America Financial Services, Inc.:

        6201 Powers Ferry Road, N.W.
        Atlanta, Georgia 30339




                                                             Effective 3/99

This Agreement shall be effective upon delivery by Selling Broker-Dealer of the Agreement to, and execution by, CLICA or CLAFS.

Dated:
       ----------------------------------

Canada Life of America Financial Services, Inc.                                 Canada Life Insurance Company of America

By:                                                         , President                                                 , President
     --------------------------------------------------------                    -----------------------------------------------
            Amy Bard                                                            Ronald E. Beettam



Selling Broker-Dealer

By:                                                                             Name
     -------------------------------------------------------------------             ----------------------------------------
            Selling Broker-Dealer (Please Print)                                           (Please Print)

                                                                                Title
     -------------------------------------------------------------------              --------------------------------------
            Signature                                                                      (Please Print)


-----------------------------------------------------------------------

-----------------------------------------------------------------------

-----------------------------------------------------------------------
            Address


IMPORTANT - PLEASE COMPLETE THE FOLLOWING:


FOR VARIABLE ANNUITIES
----------------------

1. MAILING OF POLICIES: CLICA is directed to mail issued policies to (SELECT ONE): If you do not make a selection, the policy will be sent directly to the policyowner.

          Policyowner               Registered Representative's Business Address
  --------                  ---------

           Broker/Dealer
  --------
2. We DO/DO NOT (select one) want to allow our Registered Representatives the opportunity to select commission options. (IMPORTANT NOTE. Please mark all options below if you will allow this opportunity. If this question is not answered but all boxes below are checked, or if this question is answered in the affirmative but all boxes below are not checked, CLICA will still allow the Registered Representative to select commission options on a case by case basis. If this question is not answered and only one option below is selected, CLICA will not allow Registered Representatives to choose the commission option.)

____ Option A - 6.5% with no trails for issue ages 0-80.

____ Option B - 5% up front with trails of .25% per year beginning in the 5th quarter after receipt of premium.

____Option C - 1% of premium plus 1% annual trail based on account value.


Please SELECT one as default option (should Rep not make selection):
               A             B                C
   ----------    -----------   --------------
If no selection is made, Option A will be the default option. See Schedule I for commission at issue ages 81-90.

3.   ADVANCES ON 1035 EXCHANGES AND/OR OTHER TRANSFERS:
     (Check only if you do not wish to have this option - See Schedule I for
     details.)               We do not wish to offer commission advances.
               ------------



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

FOR VARIABLE LIFE

4.    Variable Life policies will be mailed to the registered representative.

5. We DO/DO NOT (select one) want to allow our Registered Representatives the opportunity to select commission options. (IMPORTANT NOTE. Please mark all options below if you will allow this opportunity. If this question is not answered but all boxes below are checked, or if this question is answered in the affirmative but all boxes below are not checked, CLICA will still allow the Registered Representative to select commission options on a case by case basis. If this question is not answered and only one option below is selected, CLICA will not allow Registered Representatives to choose the commission option.)

                                                             Year 1                               Years 2 - 10
------------------------ ------------------- --------------------------------------- ----------------------------------------
Please                          Option            <=Target             Excess                %Pmt                Trail
check below
------------------------ ------------------- ------------------ -------------------- ------------------- --------------------
                                 A                  90%                4.0%                 4.0%                0.00%
------------------------ ------------------- ------------------ -------------------- ------------------- --------------------
                                 B                  85%                3.5%                 4.0%                0.10%
------------------------ ------------------- ------------------ -------------------- ------------------- --------------------
                                 C                  80%                3.0%                 4.0%                0.20%
------------------------ ------------------- ------------------ -------------------- ------------------- --------------------
                Years 11+
------------------------  ----------------------------------------
Please
check below                      %Pmt                Trail
------------------------  ------------------- --------------------
                                 3.0%                0.00%
------------------------  ------------------- --------------------
                                 3.0%                0.10%
------------------------  ------------------- --------------------
                                 3.0%                0.20%
------------------------  ------------------- --------------------

Commissions are reduced over age 70.  See Schedule I - Statement of
Compensation.

Please SELECT one as default option (should Rep not make selection):
     A            B         C
-----     ------    --------
If no selection is made, Option A will be the default option.


                                                            Effective 3/99

                                    EXHIBIT A


                        GENERAL LETTER OF RECOMMENDATION


Selling Broker-Dealer (We) hereby certifies to Canada Life Insurance Company of America (CLICA) that all of the following requirements will be fulfilled in conjunction with the submission of appointment papers for all applicants as Registered Representatives submitted by Selling Broker-Dealer. We will, upon request, forward proof of compliance with the same to CLICA in a timely manner.

1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of an appointment with CLICA. Each individual is trustworthy, competent and qualified to act as an agent for CLICA to hold himself out in good faith to the general public. We vouch for each applicant.

2. We have on file an NASD Form U-4 which was completed by each applicant. We have fulfilled all of the necessary investigative requirements for the registration of each applicant as a Registered Representative through our NASD member firm, and each applicant is presently registered as an NASD Registered Representative.

The above information in our files indicates no fact or condition which would disqualify the applicant from receiving an appointment and all of the findings of all investigative information is favorable.

3. We certify that, pursuant to 18 U.S.C. Section 1033 (the Violent Crime Control and Law Enforcement Act of 1994), no Registered Representative has ever been convicted of: a) any criminal felony involving dishonesty, fraud or breach of trust; b) any offense under Section 1033; and/or c) any other offense which would result in a violation of 18 U.S.C. Section 1033.

4. We certify that all present and continuing educational requirements have been met for each specific state in which each applicant holds a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

5. If the applicant is required to submit his or her picture and signature in the state in which he or she holds a license, We certify that those items forwarded to CLICA are those of the applicant.

6. We certify that each applicant will receive close and adequate supervision, and that We will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any applicant to transact securities or insurance business as an agent or Registered Representative until duly licensed therefor. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as an agent or Registered Representative in any capacity, with respect to the contracts issued by CLICA, and they will not be so permitted until the appointment applied for is received.

8. We certify that Selling Broker-Dealer and applicant shall have entered into a written agreement pursuant to which a) applicant is appointed a Registered Representative of Selling Broker-Dealer; b) applicant agrees that his or her selling activities relating to securities and insurance regulated contracts shall be under the supervision and control of Selling Broker-Dealer; and c) that applicant's right to continue to sell such contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Selling Broker-Dealer.

                                                             Effective 3/99

                         AMENDMENT TO SELLING AGREEMENT
                             NETWORKING ARRANGEMENTS

Subject to the terms and conditions of this Agreement, the Agreement is hereby amended as follows.

Whereas Selling Broker-Dealer hereby certifies that it has made reasonable efforts to obtain a corporate state license in the following states

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

------------------------------------------------ ("the Applicable States"); and

Whereas Selling Broker-Dealer has encountered a legitimate and severe impediment in procuring such a license in the Applicable States; and

Whereas Insurance Agency is organized under applicable state law and is licensed with, and is regulated by, the appropriate state insurance regulatory authority in the Applicable States;

Whereas Selling Broker-Dealer and Insurance Agency have executed an arrangement ("Networking Arrangement") whereby Insurance Agency agrees to engage in the offer and sale of variable insurance products, and all securities services provided in connection with the sale of variable insurance products will be provided by Insurance Agency through persons who will be registered representatives of Selling Broker-Dealer, in the Applicable States;

Selling Broker-Dealer and Insurance Agency hereby agree as follows:

1. Broker-Dealer authorizes CLAFS to direct the payment of all commissions and fees generated in connection with the sale of variable insurance products in the Applicable States by registered representatives of Selling Broker-Dealer to Insurance Agency. Such payments will be issued to Insurance Agency on behalf of Selling Broker-Dealer.

2. Insurance Agency agrees to be responsible for all tax reporting in connection with such commissions and fees.

3. All terms and conditions of the Networking Arrangement fully comply with federal and state law, and any and all notices, bulletins, letters or any other materials published or distributed by the Securities and Exchange Commission and/or the National Association of Securities Dealers governing agreements between broker-dealers and insurance agencies.

4. Insurance Agency is not and will not hold itself out to be a broker-dealer.

5. Neither Insurance Agency nor any employee or representative of Insurance Agency is an employee of CLAFS or CLICA.

6. Selling Broker-Dealer agrees to indemnify and hold harmless CLAFS and CLICA, their officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulations, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the payment of commissions and fees to Insurance Agency.

SELLING BROKER-DEALER:                                                  INSURANCE AGENCY:
----------------------                                                  -----------------
----------------------------------------------                          ------------------------------------------------
Name of Selling Broker-Dealer (please print)                            Name of Insurance Agency (please print)



----------------------------------------------                          ------------------------------------------------
Name and Title of signing Officer (please print)                        Name and Title of signing Officer (please print)


----------------------------------------------                          ------------------------------------------------
Signature of signing Officer                                            Signature of signing Officer

----------------------------------------------                          -------------------------------------------------

Date                                                                    Date
----------------------------------------------                          -------------------------------------------------

President, Canada Life of America Financial                             President, Canada Life Insurance Company of America
 Services, Inc.

                                                       Effective 3/99

                         AMENDMENT TO SELLING AGREEMENT
                        DESIGNATED PRINCIPAL ARRANGEMENT

Subject to the terms and conditions of this Agreement, the Agreement is hereby amended as follows.

Whereas Selling Broker-Dealer hereby certifies that it has made reasonable efforts to obtain a corporate state license in the following states

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

("the Applicable States"); and

Whereas Selling Broker-Dealer has encountered a legitimate and severe impediment in procuring such a license in the Applicable States; and

Whereas Designated Principal is licensed with, and is regulated by, the appropriate state insurance regulatory authority in the Applicable States;

Whereas Selling Broker-Dealer and Designated Principal have executed an arrangement ("Designated Principal Arrangement") whereby Designated Principal agrees to engage in the offer and sale of variable insurance products, and all securities services provided in connection with the sale of variable insurance products will be provided by Designated Principal through persons who will be registered representatives of Selling Broker-Dealer, in the Applicable States;

Selling Broker-Dealer and Designated Principal hereby agree as follows:

1. Broker-Dealer authorizes CLAFS to direct the payment of all commissions and fees generated in connection with the sale of variable insurance products in the Applicable States by registered representatives of Selling Broker-Dealer to Designated Principal. Such payments will be issued to Designated Principal on behalf of Selling Broker-Dealer.

2. Designated Principal agrees to be responsible for all tax reporting in connection with such commissions and fees.

3. All terms and conditions of the Designated Principal Arrangement fully comply with federal and state law, and any and all notices, bulletins, letters or any other materials published or distributed by the Securities and Exchange Commission and/or the National Association of Securities Dealers governing agreements between broker-dealers and insurance agencies.

4. Designated Principal is not and will not hold itself out to be a broker-dealer.

5. Neither Designated Principal nor any employee or representative of Designated Principal is an employee of CLAFS or CLICA.

6. Selling Broker-Dealer agrees to indemnify and hold harmless CLAFS and CLICA, their officers, directors and employees, against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulations, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the payment of commissions and fees to Designated Principal.


SELLING BROKER-DEALER:                                                  DESIGNATED PRINCIPAL:
----------------------                                                  ---------------------

-------------------------------------------------                       ---------------------------------------------
Name of Selling Broker-Dealer (please print)                            Name of Designated Principal (please print)


-------------------------------------------------                       ---------------------------------------------
Name and Title of signing Officer (please print)                        Signature of Designated Principal


-------------------------------------------------                       ---------------------------------------------
Signature of signing Officer                                            Date


-------------------------------------------------
Date


-------------------------------------------------                       ---------------------------------------------
President, Canada Life of America .                                     President, Canada Life Insurance Company
Financial Services, Inc                                                 of America


                                                         Effective 3/99

                         AMENDMENT TO SELLING AGREEMENT
                                 NET COMMISSIONS

                           FOR VARIABLE ANNUITIES ONLY


Section III.G, Authority and Duties of Selling Broker-Dealer - Receipt of Money, is hereby amended as follows:

As of the date of this Amendment, CLICA and CLAFS hereby permit the remittance of all money payable in connection with any of the Contracts net of Broker-Dealer concession as described in Schedule I, attached to said Selling Agreement. The Selling Broker-Dealer agrees that in the event CLICA returns all or a portion of a premium to a contract owner for any reason whatsoever, the Selling Broker-Dealer will return the concession associated with such returned premium to CLICA.

This Amendment can be terminated by CLICA or CLAFS by giving thirty (30) days notice to Selling Broker-Dealer. However, termination of this Amendment does not automatically terminate the Selling Agreement or any other amendments or addenda then in effect.



Dated:
       --------------------------------------
Canada Life of America Financial Services, Inc.                         Canada Life Insurance Company of America
By:                                             , President                                                             , President
     --------------------------------------------                       ------------------------------------------------
            Amy Bard                                                       Ronald E. Beettam




Selling Broker-Dealer

By:                                                                     Name
     -----------------------------------------------------                   -------------------------------------------------
            Selling Broker-Dealer (Please Print)                                    (Please Print)

                                                                        Title
     ------------------------------------------------------                   -------------------------------------------------
            Signature                                                               (Please Print)


                                                         Effective 3/99

                                   PRESTIGE VUL
                     SCHEDULE I - STATEMENT OF COMPENSATION
                    CANADA LIFE INSURANCE COMPANY OF AMERICA
                               AS OF JULY 1, 2000


Commissions are paid to Broker/Dealer in the percentages shown below:

-------------------------------------------------------------------------------------------------------------
Issue Ages 0-69                                  Policy year 1                         Years 2-10
                                              <target/                             <target/
                                 Option       excess       Trail                   excess      Trail
-------------------------------- ----------------------------------------------------------------------------
                                 A            90%/4.0%     0.00%                   4.0/4.0      0.00%
-------------------------------- ------------ ----------------------------------- ---------------------------
                                 B            85%/3.5%     0.00%                   4.0/4.0      0.10%
-------------------------------- ------------ ----------------------------------- ---------------------------
                                 C            80%/3.0%     0.00%                   4.0/4.0      0.20%
-------------------------------- ------------ ----------------------------------- ---------------------------

------------------------------------------------------------------------
Issue Ages 0-69                    Years 11+
                                     <target/
                                      excess        Trail
------------------------------------------------------------------------
                                       3.0/3.0      0.00%
------------------------------------- ----------------------------------
                                       3.0/3.0      0.10%
------------------------------------- ----------------------------------
                                       3.0/3.0      0.20%
------------------------------------- ----------------------------------


Issue A                                           Policy year 1
                                              <target/
                                 Option        excess      Trail
------------------------------------------------------------------------
                                 A            90%/3.0%     0.00%
-------------------------------- ------------ --------------------------
                                 B            85%/2.5%     0.00%
-------------------------------- ------------ --------------------------
                                 C            80%/2.0%     0.00%
-------------------------------- ------------ --------------------------
Issue Ages 70-85                                          Years 2-10                    Years 11+
                                                          <target/                       <target/
                                 Option                   excess      Trail                excess      Trail
--------------------------------------------------------------------------------------------------------------------------
                                 A                       4.0/3.0      0.00%               3.0/3.0      0.00%
-------------------------------- ---------------------- -------------------------------- ----------------------------------
                                 B                       4.0/3.0      0.10%               3.0/3.0      0.10%
-------------------------------- ---------------------- -------------------------------- ----------------------------------
                                 C                       4.0/3.0      0.20%               3.0/3.0      0.20%
-------------------------------- ---------------------- -------------------------------- ----------------------------------



Notes:

1. Commission options are elected on a case by case basis unless otherwise directed by the Broker/Dealer.

2. Targets are "rolling so that unpaid First Year Commission can be paid on subsequent years up to target. Target premium (also called basic premium) is determined for each unit of coverage based upon the Company's current rate manual.

3. Excess premium commissions are payable on premium paid in excess of target premium.

4.    Trail commission rates shown are annual rates expressed as basis points
      (bp) paid on unloaned policy value. Trail commissions are paid quarterly after the first anniversary and will be paid with the next weekly commission disbursement following the next commission cutoff after the end of the calendar quarter following the policy anniversary and following the end of each calendar quarter thereafter. Quarterly trail commissions will be one fourth of the annual rate (shown above) multiplied by the unloaned policy value. For purposes of trail commission calculations, unloaned policy value means the cash value on the last day of the calendar quarter immediately preceding the payment date less the principal of any loan and accrued interest thereon.

5. Chargebacks - (i) In the event a policy is returned to Canada Life Insurance Company of America ("CLICA") pursuant to a "Free Look" provision, the full B/D Concession paid thereon or retained by Selling Firm pursuant to net submission of premium or purchase payment shall be charged back to the Selling Firm. (ii) Should any premium or purchase payment on any policy issued by CLICA be refunded for any reason, Selling Firm shall repay or return B/D Concession received by it with respect to such premium or purchase payment. (iii) If a policy was not issued as a result of failure of Selling Firm to submit to CLICA an application sufficient to satisfy state insurance laws or CLICA's eligibility requirements, then amounts paid to Selling Firm shall be returned or repaid. (iv) If a policy was tendered to CLICA for redemption within 10 business days of the date of activity, then amounts paid to Selling Firm shall be returned or repaid.

6. To the extent permitted by law, the amount so charged back may, at the option of CLICA, be set off against B/D Concession otherwise due Selling Firm. In addition, such other compensation will be payable as are from time to time agreed by the parties to the foregoing Agreement and which is in accordance with applicable law, and will be added to the schedule.

7. The rates of concession specified above and any rates of concession otherwise determined by the company will be subject to change at any time by the Company but no charge will affect the rates of concession in connection with any policy effected herein for which the initial premium was due prior to the effective date of such change. Any such changes of concession will be binding upon the Broker/Dealer when the Company sends notice thereof in writing to it and will take effect from the date specified in such notice.

8. No commissions are payable on term insurance riders or other insured riders.

9.    Issue ages in commission table refer to age of insured.